Exhibit 5.1

[LATHAM & WATKINS LLP LETTERHEAD]

March 26, 2004

Nuvelo, Inc.

675 Almanor Avenue

Sunnyvale, California 94086

Re:	Registration Statement on Form S-3; $50,000,000 Aggregate Offering Price of Securities of Nuvelo, Inc.

Ladies and Gentlemen:

In connection with Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-106873) (the “Registration Statement”) filed by Nuvelo, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on March 26, 2004 pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion set forth below.

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a prospectus as part thereof (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by the Company of up to $50,000,000 aggregate offering price ($31,675,000 of which has previously been issued) of (i) one or more series of senior, senior subordinated or subordinated debt securities (the “Debt Securities”), (ii) one or more series of preferred stock, par value $0.001 per share (the “Preferred Stock”), and (iii) shares of common stock, par value $0.001 per share (the “Common Stock”), or any combination of the foregoing, plus any additional Debt Securities, Preferred Stock or Common Stock that may be registered pursuant to any subsequent registration statements that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act (collectively, the “Securities”). Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock or Preferred Stock or into another series of Debt Securities. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock. The Debt Securities may be issued pursuant to an indenture between the Company and a financial institution to be identified therein as trustee (the “Trustee”) in the forms included as Exhibits 4.6 and 4.7 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”).

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization of the Indenture and the authorization, issuance and sale of the Securities. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be timely completed in the manner proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and, in paragraphs 2 and 3, the general corporation law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

1. When (i) the Indenture has been duly authorized, executed and delivered by each of the Company and the Trustee, (ii) the Debt Securities have been duly established in accordance with the Indenture and applicable law (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee, and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (d) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities (including any Debt Securities duly issued upon the exchange or conversion of any Debt Securities that are exchangeable or convertible into another series of Debt Securities) will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws and (ii) a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (a) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the Certificate of Incorporation, (c) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (d) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such shares of such series of Preferred Stock (including any Preferred Stock duly issued (1) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock or (2) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock) will be validly issued, fully paid and nonassessable.

3. When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of Common Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (i) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the Certificate of Incorporation, such shares of Common Stock (including any Common Stock duly issued (a) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock or (b) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

4. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, (ii) the Indenture has been duly authorized, executed and delivered by each of the Company and the Trustee, and (iii) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee, and assuming that (a) the Indenture does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (b) the Indenture complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (vi) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Indenture will constitute the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

The opinions set forth in paragraphs 1 and 4 relating to the enforceability of the Debt Securities and the Indenture, respectively, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in the Indenture; (v) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (vi) we express no opinion with respect to whether acceleration of the Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; and (vii) we express no opinion as to the enforceability of any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency.

With your consent, we have assumed for purposes of this opinion that (i) the Trustee (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite power and authority to execute and deliver and to perform its obligations under the Indenture; and (c) has duly authorized, executed and delivered the Indenture; (ii) the Indenture constitutes the legally valid and binding agreement of the Trustee, enforceable against it in accordance with its terms; and (iii) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters”.

Very truly yours,

/s/ Latham & Watkins LLP

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